Exhibit 32.1
CERTIFICATIONS
PURSUANT TO 18 UNITED STATES CODE §1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned hereby certifies that to her knowledge the Amendment No.1 to the Quarterly Report on Form 10-Q of Aerojet Rocketdyne Holdings, Inc. for the period ended March 31, 2016 (the Report), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Eileen P. Drake
Eileen P. Drake
President and Chief Executive Officer
(Principal Executive Officer)
Date: August 16, 2016

The undersigned hereby certifies that to her knowledge the Amendment No.1 to the Quarterly Report on Form 10-Q of Aerojet Rocketdyne Holdings, Inc. for the period ended March 31, 2016 (the Report), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Kathleen E. Redd
Kathleen E. Redd
Vice President, Chief Financial Officer and Assistant Secretary
(Principal Financial Officer and Principal Accounting Officer)
Date: August 16, 2016